Registration No. 333-_______________


                  As filed with the Securities and Exchange Commission
                                    on July 25, 1996




                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                             ------------------------------



                                        FORM S-8

                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933



                            AMLI RESIDENTIAL PROPERTIES TRUST
                 (Exact Name of Registrant as Specified in its Charter)



                                        MARYLAND
(State or Other Jurisdiction of Incorporation or Organization)



                                       36-3925916
                          (I.R.S. Employer Identification No.)


              125 South Wacker Drive, Suite 3100, Chicago, Illinois  60606
                (Address of Principal Executive Offices)       (Zip Code)



                            AMLI RESIDENTIAL PROPERTIES TRUST
                                       OPTION PLAN

                                (Full Title of the Plan)


                             ------------------------------

                                     ALLAN J. SWEET
                                 125 South Wacker Drive
                                       Suite 3100
                                Chicago, Illinois  60606
                         (Name and Address of Agent for Service)


                                     (312) 984-5037
              (Telephone Number, Including Area Code, of Agent for Service)


                                                     CALCULATION OF REGISTRATION FEE

   TITLE OF                                            PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO                    AMOUNT TO BE           OFFERING PRICE             AGGREGATE OFFERING         REGISTRATION
BE REGISTERED                   REGISTERED (1)           PER SHARE (2)                  PRICE (2)                  FEE
- -------------                   --------------          ---------------            ------------------         ------------
Common Shares of
 Beneficial Interest,
 $.01 par value                    1,000,000                  (2)                      $20,293,296               $6,998
                                     shares

(1)    Also registered hereby are an indeterminate number of additional Common Shares of Beneficial Interest that may become issuable pursuant to the anti-dilution provisions of the plan.

(2)    In accordance with Rule 457(h)(1), the offering price of Common Shares of Beneficial Interest currently subject to options was computed upon the basis of the exercise price.  The number of such shares and respective per share exercise prices are as follows: 2,000 shares at $18.00; 47,500 shares at $18.25; 2,160 shares at
$18.50; 29,000 shares at $20.0625; 95,490 shares at $20.1875; 440,000 shares at $20.50.  The offering price for the remaining 383,850 shares for which options have not been awarded was computed upon $20.375 per share, which was the average of the high and low sale prices of the Common Shares of Beneficial Interest as reported on the New
York Stock Exchange on July 23, 1996.






                                         PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

       (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1995;

       (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the 1995 fiscal year;
and

       (c) The description of the Registrant's Common Shares of Beneficial Interest, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Registrant's officers and Trustees are and will be indemnified under the Declaration of Trust and Bylaws of the Registrant, and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust requires the Registrant to indemnify its Trustees and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the Trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the Trustee or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful.

     As permitted by Maryland Law, the Declaration of Trust provides that a Trustee or officer of the Registrant shall not be liable for monetary damages incurred by the Registrant or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

     The Partnership Agreement of the Operating Partnership also provides for indemnification of the Registrant and its officers and Trustees to the same extent indemnification is provided to officers and Trustees of the Registrant in its Declaration of Trust, and limits the liability of the Registrant to the Operating Partnership and its partners to the same extent the liability of the officers and Trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's Declaration of Trust.

ITEM 8.  EXHIBITS.

     See the Exhibit Index which is hereby incorporated by reference.


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ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the


                                            3




payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                    POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of Amli Residential Properties Trust, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Amli Residential Properties Trust, hereby constitutes and appoints Gregory T. Mutz, John E. Allen, Allan J. Sweet and Charles C. Kraft, its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things required and necessary to be done, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



                                            4




                                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of July, 1996.


                            Amli Residential Properties Trust


                            By:      /s/ JOHN E. ALLEN
                                     John E. Allen
                                     Its:  Vice Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of July, 1996.

          SIGNATURE                               TITLE

       /s/ GREGORY T. MUTZ             Chairman of the Board of Trustees
       Gregory T. Mutz                 (Principal Executive Officer)


       /s/ JOHN E. ALLEN               Vice-Chairman of the Board of Trustees
       John E. Allen                   (Principal Financial Officer)

       /s/ ALLAN J. SWEET              Trustee and President
       Allan J. Sweet

       /s/ CHARLES C. KRAFT            Treasurer
       Charles C. Kraft                (Principal Accounting Officer)

       /s/ LAURA D. GATES              Trustee
       Laura D. Gates

       /s/ MARC S. HEILWEIL            Trustee
       Marc S. Heilweil

       /s/ STEPHEN G. McCONAHEY        Trustee
       Stephen G. McConahey

       /s/ QUINTIN E. PRIMO III        Trustee
       Quintin E. Primo III

       /s/ JOHN G. SCHREIBER           Trustee
       John G. Schreiber

       /s/ PHILIP N. TAGUE             Trustee
       Philip N. Tague


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                                      EXHIBIT INDEX


EXHIBIT
 NUMBER                    DOCUMENT DESCRIPTION

 4.1 Amended and Restated Declaration of Trust of the Registrant (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-71566)

 4.2 Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-71566)

 4.3 Amended and Restated Agreement of Limited Partnership of Amli Residential Properties, L.P. (Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
June 30, 1994)

 4.3(a)       First Amendment to the Amended and Restated Agreement of
Limited Partnership of Amli Residential Properties, L.P. (Incorporated by reference to Exhibit 10.1(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

 4.3(b)       Second Amendment to the Amended and Restated Agreement of
Limited Partnership of Amli Residential Properties, L.P. (Incorporated by reference to Exhibit 10.1(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

 4.4          Form of Common Share Certificate (Incorporated by reference to
Exhibit 4.1 to Registration Statement No. 33-71566).

 4.5 Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Classifying Unissued Shares of Beneficial Interest in the Registrant as Series A Cumulative Convertible Preferred Shares of Beneficial Interest (Incorporated by reference to Exhibit 4.9 to the Registrant's Current Report on Form 8-K dated January 30, 1996).

 4.6 Form of Series A Preferred Share Certificate (Incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K dated January 18, 1996).

 5.1          Opinion of Mayer, Brown & Platt.

 10.1 Amli Residential Properties Option Plan (Incorporated by reference to Exhibit 10.8 to Registration Statement No. 33-71566).

 10.1(a)      First Amendment to Amli Residential Properties Option Plan
(Incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).

 23.1         Consent of KPMG Peat Marwick LLP.

 23.2 Consent of Mayer, Brown & Platt (Included in the opinion filed as Exhibit 5.1 hereto).

 24.1         Powers of Attorney (included at page 4 hereof).